UNITED STATES

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SCHEDULE 14A INFORMATION

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Citrix Systems, Inc.

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Citrix Systems, Inc. (“Citrix”) is filing definitive additional materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with its solicitation of proxies from its stockholders for its 2016 Annual Meeting of Stockholders.

Shareholder Engagement Spring 2016 © 2016 Citrix

Citrix Systems Overview For 27 years, Citrix has been creating better business outcomes by improving productivity, and making businesses far more agile and responsive to change—both through information technology innovation as well as business innovation. We are organized into two key business segments: Enterprise and Service Provider Workspace Services • Windows App Delivery products are built to transform and reduce the cost of traditional Windows app and desktop management • Citrix Workspace Suite is a complete, integrated business mobility solution for helping people and businesses become more productive • Mobile App Delivery helps organizations secure and manage mobile devices along with the apps and data that reside on the mobile device Delivery Networking • Delivery Networking products allow organizations to deliver cloud services to any device with high performance, security and reliability, including NetScaler, our all in-one application delivery controller designed to make applications run up to five times faster Cloud Services • Enables business professionals to manage and share data securely and easily and solves the mobility and collaboration needs of users through ShareFile and Citrix Workspace Cloud Mobility Apps Communications Cloud & Workflow Cloud Our “GoTo” family of products allows organizations to enable mobile workstyles and offers employees the ability to collaborate and share information through a wide range of platforms: • GoToMeeting • GoToAssist • GoToWebinar • OpenVoice • GoToTraining • Grasshopper • GoToMyPC In 2015, we implemented a strategic realignment of the business, including the proposed spinoff of our GoTo family of products into a separate public company, and the implementation of a restructuring program to focus on the simplification of our product portfolio and enterprise go-to-market 2 © 2016 Citrix

A Three Stage Process to Create Shareholder Value

Retain

Mark Templeton

Through October 2015

Retained key executives, employees and Citrix culture Retained customers and partner network

Ensured seamless delivery of product innovation Facilitated Board transformation

Transform

Robert Calderoni

July 2015 - Present

Refreshed Board membership and hired executive leaders

Rapidly executed strategic initiatives, including product portfolio rationalization and head count reductions

Completed operational review and increased profitability

Targeted at least 28% non-GAAP operating margin for 2016 and 30% for 20171

Strong Q1 2016 with record-breaking cash flow

900 bps2 op margin expansion in a single year Closed 51 $1M+ deals, a 30% increase Operating cash flow increased 16% Earnings per share increased 200%

Grow

Kirill Tatarinov

January 2016 - Present

Growth-oriented CEO with strong technology background and a proven track record of growing businesses and driving operational performance at BMC and Microsoft Introduced forward looking vision, values and competencies into the company After strong Q1 2016, raised revenue and profitability guidance for FY 2016 Expanded strategic partnership with Microsoft to help enterprises embrace digital transformation with cloud and mobility solutions

Announced cloud-first innovations to enable a unified Workspace-as-a-Service offering that expands Citrix’s addressable market

1 Management’s target as of November 17, 2015. GAAP operating margin for the twelve months ending December 31, 2016 is targeted to be at least 16.6%. Citrix is not reaffirming its guidance by restating it in this presentation. See Appendix A for Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures.

2 GAAP operating margin for the quarters ended March 31, 2015 and March 31, 2016 was 9.6% and 13.4%, respectively. Citrix is not reaffirming its guidance by restating it in this presentation. See Appendix A for Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures.

3 © 2016 Citrix

Compensation Decisions to Deliver a Value-Creating Strategy

	CEO Mark Templeton Announced Retirement	Robert Calderoni Appointed Executive Chairman	Robert Calderoni Appointed Interim CEO	Kirill Tatarinov Appointed CEO
Board Considerations	▪ Retain Mr. Templeton to **maintain active leadership and culture** that retained our employees, customers and partner network	▪ Mr. Calderoni was **the right transformative leader** to address operational challenges ▪ Mr. Calderoni had proven **success in implementing a turnaround** at Ariba	▪ Mr. Calderoni was the ideal candidate; his **deep involvement in managing the business** as Executive Chairman had secured him full confidence of executive team ▪ Company needed **active leadership** during the search for full-time CEO	▪ Mr. Tatarinov brings a **growth oriented mix of operational, technology and product expertise**, and senior leadership experience from BMC and Microsoft

Compensation Decisions	▪ Retention Agreement included:
	  ▪ Retention bonus
	  ▪ Accelerated vesting of service-based equity awards
	  ▪ Life insurance and miscellaneous benefits
		▪ Base Salary: $1M
		▪ Long Term Equity Based Incentive Awards:
		  ▪ Performance-Based Units: 33%
		  ▪ Service-Based Units: 67%
			▪ Base Salary: Unchanged
			▪ Annual Target Cash Incentive: $1.25M
			▪ Long Term Equity Based Incentive Awards:
			  ▪ Restricted Stock: 100%
				▪ Base Salary: $1M
				▪ Annual Target Cash Incentive: $1.25M
				▪ Long Term Equity Based Incentive Awards:
				  ▪ Performance-Based Units: 65%
				  ▪ Restricted Stock: 35%

Business Outcomes	▪ **Strong Q3 2015 Results:**
	  ✓ Quarterly revenue up 7% year over year
	  ✓ Non-GAAP operating margin of 26%[1]
	  ✓ Non-GAAP diluted EPS of $1.04[1]
		▪ **Updated Operations Strategy:**
		  ✓ Non-GAAP diluted EPS outlook of $4.40 - $4.50 for 2016[2]
		  ✓ Targeted at least 28% non-GAAP operating margin for 2016 and 30% for 2017[2]
		  ✓ Announced plans to spin off GoTo businesses into separate company
			▪ **Strong FY 2015:**
			  ✓ Record annual cash flow; 22% increase from FY 2014
			▪ **Q1 2016 Results:**
			  ✓ Record quarterly cash flow; 16% increase from Q1 2015
			  ✓ Quarterly revenue up 9%
				▪ **Outlook for FY 2016:**
				  ✓ Net revenue targeted in the range of $3.3B to $3.4B
				  ✓ Non-GAAP diluted EPS targeted in the range of $4.90 -$5.00[3]
				▪ **Outlook for Q2 2016:**
				  ✓ Net revenue targeted in the range of $810M to $820M
				  ✓ Non-GAAP diluted EPS targeted in the range of $1.12 to $1.15[3]

[1] GAAP operating margin for the quarter ended September 30, 2015 was 7.8%. GAAP diluted EPS for the quarter ended September 30, 2015 was $0.35. See Appendix A for Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures.

[2] Management's targets as of November 17, 2015. As of April 20, 2016, for the twelve months ending December 31, 2016, GAAP diluted earnings per share is targeted to be in the range of $2.75 to $2.90 and non-GAAP diluted earnings per share is targeted to be in the range of $4.90 to $5.00. GAAP operating margin for the twelve months ending December 31, 2016 is targeted to be at least 16.6%. Citrix is not reaffirming its guidance by restating it in this presentation. See Appendix A for Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures.

[3] Management's targets as of April 20, 2016. GAAP diluted earnings per share for the twelve months ending December 31, 2016 is targeted to be in the range of $2.75 to $2.90. GAAP diluted earnings per share for the three months ending June 30, 2016 is targeted to be in the range of $0.61-$0.66. Citrix is not reaffirming its guidance by restating it in this presentation. See Appendix A for Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures.

4 © 2016 Citrix

CITRIX

Timeline of Strategic Transformation

In 2015, we launched a set of transformative initiatives to **simplify our strategic focus**, while simultaneously implementing a **significant management and business transition**

2015 - 2016

Late 2014-Spring 2015

Operational Review
- Board and management began a targeted strategic and operational review process

June 2015

Elliott Letter
- Board began discussions with Elliott Management after Elliott announced "new Citrix plan," which aligned with the Board's ongoing strategic actions

July 2015

Transition Catalyst
- As an outcome of reaching an accord with Elliott, Mark Templeton announced his intent to retire
- Acceleration of operational review and formation of Operations Committee
- **Robert Calderoni appointed Executive Chairman** and Chair of Operations Committee
- Jesse Cohn appointed to the Board
- Board formed CEO Search Committee

Summer – Fall 2015

Retaining Key Relationships
- Negotiated Mark Templeton's retention agreement
- Implemented executive incentive program for key executives

Oct. 2015

Began Transformation
- **Mark Templeton retired** during ongoing CEO search
- **Robert Calderoni appointed Interim CEO**
- A number of senior leaders leave Citrix
- Filled key senior leadership roles

Nov. 2015

Refocused Business
- Refocused business and positioned Citrix for future growth by:
  - Simplifying strategy and messaging
  - Rationalizing product portfolio (only targeting products aligned with strategy)
  - Announcing proposed spin-off of the GoTo business
  - Optimizing go-to-market, facilities and G&A operating expenses
  - Targeting expansion of non-GAAP operating margin to 30% by FY '17 (from 22.5% in FY '14) [1]

Dec. 2015

Delivered Results
- **Record annual cash flow** from operations of \$1.03 billion
- TSR for 2015 equates to **\$2B equity value creation**
- Quarterly non-GAAP operating margin of 32%[2]
- Quarterly non-GAAP diluted EPS of \$1.66[2]
- Quarterly revenue **up 6%** year over year

Jan. 2016

Positioned for Growth
- **Appointed Kirill Tatarinov President and CEO**

Apr. 2016

Continued Outperformance
- Quarterly revenue **up 9%** year over year
- **Record quarterly cash flow** from operations of \$340 million
- Quarterly non-GAAP operating margin of 29%[2]
- Quarterly non-GAAP diluted EPS of \$1.18[2]

[1] Management's target as of November 17, 2015. GAAP operating margin for the twelve months ending December 31, 2016 is targeted to be at least 16.6%. Citrix is not reaffirming its guidance by restating it in this presentation. See Appendix A for Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures.
[2] GAAP operating margin for the quarter ended December 31, 2015 was 12.4%. GAAP diluted earnings per share for the quarter ended December 31, 2015 was \$0.84. GAAP operating margin for the quarter ended March 31, 2016 was 13.4%. GAAP diluted earnings per share for the quarter ended March 31, 2016 was \$0.54. See Appendix A for Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures.

5 © 2016 Citrix

CITRIX

Revenue and Margin Improvement After Transformation • Significantly and rapidly outperformed consensus revenue and margin expectations in 2015 and Q1 2016, delivering revenue growth while increasing margins • Delivered 25.7% non-GAAP operating margin in 20151 • In the most recent quarter, non-GAAP operating margin improved by over 900 bps from the prior year while increasing revenue by 9%1 Revenue Growth – Year over Year Pre-Transformation: Revenue Declining Post-Transformation: Revenue Increasing 12.0% 10.0% 8.0% 6.0% 4.0% 2.0% 0.0% Q3 ‘14 Q4 ‘14 Q1 ‘15 Q2’ 15 Q3 ‘15 Q4 ‘15 Q1 ‘16 Analyst Consensus Actual Revenue Growth 8.5% 6.5% 6.1% 5.1% 4.3% 1.9% 1.3% 0.9% 8.5% 7.2% 6.3% 4.2% 3.5% 3.3% Non-GAAP Operating Margin(1) Pre-Transformation: Operating Margin Declining Post-Transformation: Operating Margin Increasing 31.0% 29.0% 27.0% 25.0% 23.0% 21.0% 19.0% 17.0% 15.0% Analyst Consensus Actual Non-GAAP Operating Margin Management’s Targets as of November 17, 2015 2011A 2012A 2013A 2014A 2015A 2016(2) 2017(2) 1 GAAP operating margin for the quarters ended March 31, 2015 and March 31, 2016 was 9.6% and 13.4%, respectively. GAAP operating margin for the twelve months ended December 31, 2015, December 31, 2014, December 31, 2013, December 31, 2012 and December 31, 2011 was 10.7%, 9.6%, 13.1%, 15.1% and 18.9%, respectively. GAAP operating margin for the twelve months ending December 31, 2016 is expected to be at least 16.6%. Citrix is not reaffirming its guidance by restating it in this presentation. See Appendix A for Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures. 2 Management’s targets as of November 17, 2015. Citrix is not reaffirming its guidance by restating it in this presentation. 6 © 2016 Citrix

Strong Performance for Our Shareholders

Citrix emerged from challenging operational performance in 2013 and 2014, into a year of **growth**, **value creation** and **outperformance**

FY 2015 Demonstrates Growth and Value Creation



$2,918
$3,143
$3,276
Revenue (Millions)
2013 2014 2015
$1.80
$1.47
$1.99
Earnings Per Share
2013 2014 2015
$928
$846
$1,035
Operating Cash Flow (Millions)
2013 2014 2015

- **4% increase** in annual revenue to $3.28 billion
- Net income of **$319 million**, or $1.99 per diluted share
- **$1.03 billion** in cash flow from operations

Citrix's 2015 Total Shareholder Return equates to approx. $2 billion of equity value creation, versus nearly $130 million of equity value creation in 2014 (approx. a 1,300% increase year over year)

Q1 2016 Shows Continued Improvement



9%
$761
$826
Revenue
Q1 2015 Q1 2016
200%
$0.18
$0.54
Earnings Per Share
Q1 2015 Q1 2016
16%
$292
$340
Operating Cash Flow (Millions)
Q1 2015 Q1 2016

- Revenue outperformed Morgan Stanley Tech Peer group by **10 percentage points** year over year
- Non-GAAP earnings per diluted share outperformed analyst expectations by **30%**
- Cash flow from operations outperformed Morgan Stanley Tech Peer group by **20 percentage points** year over year

7 © 2016 Citrix

CITRIX

Operational Transformation Delivering Returns We attribute our top quartile performance in 2015 and continued outperformance in Q1 2016 to the strategic and operational initiatives adopted and implemented in the second half of 2015 Citrix under-performed major market indices, increasing 15% over last three years 80% 60% 40% 20% 0% -20% -40% Dec- Jun- Dec-2 Jun-2 Dec- Jun- Dec-2012 2013 013 014 2014 2015 2015 CTXS Relative Performance – Three Years Citrix outperformed major market indices, increasing 19% in 2015 year-over-year 40% 30% 20% 10% 0% -10% -20%

Dec-    Mar- Jun-Sept-Dec-

2014    2015 201520152015

CTXS Relative Performance – One Year Citrix outperformed major market indices during transformation, increasing 9% year-over-year 40% 30% 20% 10% 0% -10% -20% Dec- Apr- Jun- Oct- Dec- Apr- 2014 3/06/ 2015 5 6/19/15 2015 12015 /0 /15 2015 /15/16 2016 CTXS Relative Performance – 16 Months Citrix S&P 500 NASDAQ Morgan Stanley High Tech Dow Jones 8 © 2016 Citrix

Reshaping Our Executive Leadership for the Future

After a successful transition, our executive management team is positioned to drive a critical shift in strategy, and to effectively execute it

•During the second half of 2015, Mr. Templeton continued to play a critical role in retaining and leading our management team, preserving our operational capacity, preserving the Citrix culture and the commitment and engagement of our employees, partners and customers, and facilitating a smooth transition to his successor during a critical transition period for Citrix

Mark B. Templeton

Chief Executive Officer

Robert M. Calderoni

Executive Chairman / Interim CEO

Kirill Tatarinov

Chief Executive Officer

•Our Executive Chairman, Mr. Calderoni, was appointed Interim CEO and President; charged with leading the execution of our strategic and operational initiatives while also leading the search for our next CEO

•Our Board viewed Mr. Calderoni’s appointment as our Interim CEO as critical to executing on the actions needed to increase our profitability by bringing Citrix in line with comparable companies, all in order to create significant shareholder value

•His role as Executive Chairman provided him with a deep dive into the operations of the company, while his past experience leading Ariba through a turnaround gave him experience with leading Citrix through change

•Mr. Tatarinov was chosen as CEO because he is a growth-oriented leader with strong product and technology expertise and proven operational skills

•Mr. Tatarinov has a proven track record at BMC and Microsoft of growing businesses and driving operational performance

Robert M. Calderoni

Executive Chairman

•Mr. Calderoni continues in his role as Executive Chairman on our Board, and is focused on working with Mr. Tatarinov to drive the execution of our strategic plan, including the proposed spin-off of the GoTo family of products, operational efficiency, capital structure and product portfolio simplification

Robert M. Calderoni

Executive Chairman

•Mr. Calderoni, an independent member of our Board, was appointed Executive Chairman and Chair of the Operations Committee to lead our operational review with increased focus and speed

Retain: July – October 2015

Transform: October 2015 – January 2016

Grow: January 2016 - Present

We have also appointed 6 other new executive team members since January 2015

9

© 2016 Citrix

Retain: Retention Agreements During a Critical Time of Change Minimizing disruption was critical to executing on the actions needed to increase our profitability To encourage Mr. Templeton to remain employed with us until his successor was appointed, our Board and Compensation Committee negotiated with Mr. Templeton to mutually agree on a retention bonus and benefits arrangements Mr. Templeton’s leadership was critical to maintaining the commitment of employees, customers and our partner network during this transition period In connection with our significant strategic and operational initiatives in 2015, including the search for a new CEO, the Compensation Committee considered the key role that our other executive officers and key employees would play in furthering these initiatives and maintaining the commitment and engagement of our employees, partners and customers Terms of CEO Templeton’s Retention Agreement1 Pay Element 2x Annual Base Salary 2x Target VCIP Accelerated Vesting of Outstanding Service-Based Equity Awards Miscellaneous Component(s) Cash, $1.85M Cash, $2.4M RSUs, 104,042 shares ($8.6M3) Health benefits, insurance, etc. $1M (approx.) One-Time Employee Retention and Incentive Award Structure2 Form of Award 50% Service-Based Restricted Stock Units 50% Performance-Based Restricted Stock Units Vesting Schedule 50% April 1, 2016 50% October 1, 2016 Vest based on achievement of a non-GAAP operating margin target of 28% in Fiscal Year 2016 Mr. Templeton forfeited 155,582 performance-based restricted stock units ($11.7M4) upon his departure 1 As reflected in the Summary Compensation Table, in addition to the retention agreement, Mr. Templeton received prorated base salary compensation of $740,057 and was awarded $1,147,197 in prorated cash bonus compensation for his service during 2015 2 We also established severance agreements with certain employees as part of this retention arrangement 3 Consists of 104,042 restricted stock units multiplied by a per share price of $82.75, which was the closing price per share of our common stock on the vesting date 4 Calculated based on the grant date fair value of the forfeited awards 10 © 2016 Citrix

Transform: Compensation for Executive Chairman Mr. Calderoni was the ideal candidate for Executive Chairman given his success in implementing a turnaround at Ariba. The Board structured compensation to reflect that his role as a transformative Executive Chairman would involve more direct management of the business than a typical Board seat Responsibilities of Executive Chairman • Drives development of our strategic plan to transform our business by improving Citrix margins, profitability and capital structure, including 2015 operational review and review of strategic alternatives for GoTo family of products • Sets agendas for and chairs Board meetings • Coordinates with chairs of Board committees • Assists Nominating and Corporate Governance Committee with the Board’s annual evaluation and self-assessment • Assists Nominating and Corporate Governance Committee with Board composition and evolution planning, including review of committee memberships Robert Calderoni July 2015 Executive Chairman Compensation Package Pay Element Base Salary Long Term Equity Based Incentive Awards Components Cash, $1M Performance-Based Awards, 33% (2 grants of 23,826 RSUs each) ($2.5M)1 Restricted Stock Units, 67% 95,303 Shares (service-based) ($7.2M)1 Notes Evaluated on an annual basis TSR performance metric; 2016 non-GAAP operating margin metric of 28% Monthly vesting schedule over 18 month period 1 Represents the aggregate grant date fair value of restricted stock unit awards in the year in which the grant was made 11 © 2016 Citrix

Transform: Compensation for Interim CEO

Mr. Calderoni was uniquely positioned to **drive an acceleration of the transformation plan**. Active leadership of the company was needed during the continuation of the new CEO search. Compensation reflected that the intense, time-constrained role of Interim CEO was **expected to deliver immediate change in operations and strategy**

Responsibilities of Interim CEO

- **Drives execution of our strategic plan** to transform our business by improving Citrix's margins, profitability and capital structure
- Leads product portfolio rationalization and head count reductions
- Develops and drives our product and innovation strategy
- Oversees all corporate functions and go-to-market activities
- Oversees the attainment of our strategic, operational and financial goals and strategic and operational planning
- Sets strategic imperatives and priorities of the organization
- Determines hard cost-cutting and layoff measures
- Chief spokesperson to our employees, customers, partners and shareholders

Robert Calderoni October 2015 Interim CEO Compensation Package

Pay Element	Components	Notes
Base Salary	Cash, $1M (received $430,556)	Unchanged from Executive Chairman Compensation Package
Annual Cash Incentive Awards	Cash, $1.25M (Received $636,818)[1]	Targeted at 125% of base salary (25th percentile of compensation peers)
Long Term Equity Based Incentive Awards	Restricted Stock, 100% 102,851 Shares (service-based)	12 monthly installments (No new equity awards in 2016)
Severance Provisions[2]	Accelerated Vesting of Restricted Stock: ($6.4M)[3] Non-Competition Agt: ($3.4M) Cash Severance: ($3.4M) Health Benefits: ($37.6K)	Only awarded if terminated "without cause" or resigned for "good reason" following a change in control

[1] Amount adjusted pro-rata to the date Mr. Calderoni began service as Executive Chairman
[2] Severance provisions terminated upon Mr. Tatarinov assuming the role of CEO
[3] Consists of 85,709 shares of restricted stock multiplied by a per share price of $75.65, which was the closing price per share of our common stock on December 31, 2015

12 © 2016 Citrix

CITRIX

Grow: New CEO Compensation Aligns with Peer Practices

Kirill Tatarinov is a growth-oriented leader with a strong technology background, an emphasis on strategic product development and proven operational skills

The Compensation Committee established a compensation framework for Kirill Tatarinov that is competitive with those of CEOs at other major technology companies, and includes a significant portion of pay based on long-term company performance

Our Approach to Compensation

Link senior executive’s annual target compensation directly with company performance

Payout opportunity levels for executive variable cash compensation should motivate performance that meets or exceeds our financial plan objectives

Our shareholders seek long-term total shareholder return, and our executives should share that goal

To account for the speed of our business environment, we consider peer practices and shifts in our business strategy as we tailor compensation to the specific challenges facing the company at any given time

Metrics tied to company performance, as opposed to broad-based market performance, to optimize achievement

57% of Total CEO Pay is Performance-Linked

Kirill Tatarinov’s Compensation Package

Pay Element Components Link to Performance

Base Salary Cash, $1M Evaluated on an annual basis

Targeted at 125% of base salary

Annual Cash

Cash, $1.25M (25th percentile of

Incentive Award

compensation peer group)

3-year TSR performance

Performance-Based RSUs, 65% (Target of 10% compounded

Long Term Equity 220,235 Shares annual growth over a 3-year

Based Incentive period)

Awards

Restricted Stock, 35%

3-year vesting schedule to occur

118,588 Shares

in 12 quarterly installments

(service-based)

Mr. Tatarinov’s equity awards reflect one-time onboarding awards granted in January 2016 at levels commensurate with market practice for CEO new hires

13 © 2016 Citrix

Significant Board Refreshment & Reorganization in 2015 Our Board is focused on its evolution. Following Annual Meeting, 6 of 9 directors will have tenure of less than 3 years Appointed 4 directors Jesse A. Cohn Appointed Jul. 2015 Graham V. Smith Appointed Dec. 2015 Peter J. Sacripanti Appointed Dec. 2015 Kirill Tatarinov Appointed Jan. 2016 Citrix Board of Directors 6 directors departed Gary E. Morin (12 yrs. service) Resigned May 2015 Asiff Hirji (9 yrs. service) Resigned Jul. 2015 Stephen Dow (26 yrs. service) Resigned Oct. 2015 Mark B. Templeton (17 yrs. service) Resigned Oct. 2015 Thomas F. Bogan (13 yrs. service) Not Standing For Re-Election Francis A. deSouza (2 yrs. service) Not Standing For Re-Election Our Corporate Governance Guidelines provide our Board with flexibility to select the appropriate leadership structure based on the specific needs of our business and the best interests of our shareholders. We made the following changes in 2015: Creation of Executive Chairman Role Creation of Lead Ind. Director Role Creation of Operations Committee Creation of CEO Search Committee Appointment of Nanci Caldwell as Compensation Committee Chair Appointment of Godfrey Sullivan as Nominating and Governance Committee Chair In July 2015, the Board appointed Thomas Bogan to serve as the Company’s Lead Independent Director alongside the Company’s Executive Chairman; and in February 2016, the Board appointed Godfrey Sullivan to Lead Independent Director 14 © 2016 Citrix

Board of Directors

Our Board is well-positioned to **facilitate long-term strategy** and **hold management accountable** to rigorous goals



Kirill Tatarinov
Chief Executive Officer & President

- Former President, EVP and CVP of Business Solutions, Microsoft
- Former CVP of Management & Solutions, Microsoft

Director Since: January 2016



Robert M. Calderoni
Executive Chairman

- Former Interim CEO and President, Citrix
- Former Chairman and CEO, Ariba

Director Since: July 2015



Godfrey R. Sullivan
Lead Independent Director
Nominating & Governance Committee Chair

- Chairman, Splunk
- Former President and CEO, Splunk
- Former President and CEO, Hyperion

Director Since: February 2005



Nanci E. Caldwell
Compensation Committee Chair

- Former EVP and CMO, PeopleSoft
- Former VP, Hewlett-Packard

Director Since: July 2008



Jesse A. Cohn

- Senior Portfolio Manager, Elliott Management

Director Since: July 2015



Robert D. Daleo
Audit Committee Chair
Finance Committee Chair

- Retired Vice Chairman, Thomson Reuters
- Former EVP and CFO, Thomson Reuters

Director Since: May 2013



Murray J. Demo

- CFO, Atlassian Corporation
- Former EVP and CFO, Dolby Laboratories
- Former EVP and CFO, Adobe

Director Since: February 2005



Peter J. Sacripanti

- Co-Chair of the Executive Committee, McDermott Will & Emery
- Partner, McDermott Will & Emery

Director Since: December 2015



Graham V. Smith

- Former EVP of Finance, Salesforce
- Former CFO and EVP, Salesforce

Director Since: December 2015

Powerful Combined Skill Set

- Executive Leadership
- Technology / Software
- Operations
- Finance
- Accounting
- Strategic M&A
- Legal
- Marketing

15
© 2016 Citrix
CITRIX

Conclusion • Board took strategic actions to achieve strong company performance and position Citrix for long-term growth • Through significant leadership and operational changes, Citrix emerged from challenging operational performance in 2013 and 2014, into a year of $2B equity value creation in 2015 • Continued to grow and achieved top quartile performance in Q1 2016 • Minimizing disruption for employees, partners and customers was critical to executing on the actions needed to increase our profitability • Mark Templeton’s leadership ensured stability, Robert Calderoni’s leadership drove transformation, and Kirill Tatarinov’s leadership positions Citrix for future growth We Ask for Your Support at our 2016 Annual Meeting 16 © 2016 Citrix

Important Information In connection with the solicitation of proxies, on April 29, 2016, Citrix filed a definitive proxy statement with the Securities and Exchange Commission in connection with Citrix’s 2016 Annual Meeting of Stockholders. CITRIX STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY CITRIX WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Citrix’s definitive proxy statement and any other materials filed by Citrix with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov. Citrix’s definitive proxy materials are also available for free from Citrix at www.citrix.com under “investor relations” or by contacting MacKenzie Partners, Inc. at (212) 929-5500 or toll-free at 1-800-322-2885. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy materials. Citrix and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Citrix in connection with the 2016 Annual Meeting of Stockholders. Information concerning the interests of participants in the solicitation of proxies is included in the definitive proxy statement filed by Citrix with the SEC on April 29, 2016. 17 © 2016 Citrix

Forward-Looking Statements This presentation contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this presentation do not constitute guarantees of future performance. Investors are cautioned that statements in this presentation, which are not strictly historical statements, including, without limitation, statements concerning our expected future financial performance, plans, objectives and strategies, the proposed spinoff of our GoTo family of products and the expected benefits of our strategic and operational review and related initiatives constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the failure to satisfy any conditions or otherwise complete the proposed spinoff; the uncertainty as to whether the anticipated benefits from the proposed spinoff will be realized if completed; risks associated with changes and transitions in management personnel; the recruitment and retention of qualified employees; the impact of the global economy and uncertainty in the IT spending environment; the success and growth of our product lines; our product concentration and our ability to develop and commercialize new products and services; risks associated with our acquisitions; our ability to maintain and expand our business; risks in effectively controlling operating expenses; litigation; the impairment of assets; competition; and other risks detailed in our filings with the Securities and Exchange Commission. Unless otherwise noted, Citrix is providing this information as of May 25, 2016. Citrix assumes no obligation to update any forward-looking statements contained in this presentation, which speak only as of the date made. 18 © 2016 Citrix

Appendix A 19 © 2016 Citrix

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited) Pursuant to the requirements of Regulation G, Citrix Systems, Inc. (the “Company”) has provided a reconciliation of each non-GAAP financial measure used in this presentation to the most directly comparable GAAP financial measure, unless the Company has determined that such information is not available without unreasonable efforts. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, separation costs and the related tax effect of those items. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company’s performance and to evaluate and compensate the Company’s executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company’s operating margins, operating expenses and net income and comparing the Company’s financial performance to that of its peer companies and competitors. 20 © 2016 Citrix

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Continued) (Unaudited) Management typically excludes the amounts described above when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors: • The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends. • Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. • Although stock-based compensation is an important aspect of the compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant. • Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company’s operating results and underlying operational trends. • The charges incurred in conjunction with the Company’s restructuring programs, which relate to reductions in headcount and the consolidation of leased facilities, are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company’s business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company’s operating results and underlying operational trends as compared to prior periods. • Charges or benefits related to significant litigation are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company’s business. These charges or benefits are recorded in the period when it is probable a liability had been incurred and the amount of loss can be reasonably estimated even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred. • Separation costs represent transaction and transition costs associated with preparing businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company’s business. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred. These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company’s liquidity. Furthermore, the Company in the future may exclude amortization primarily related to newly acquired intangible assets and debt discount, additional charges related to its restructuring programs, significant litigation charges or benefits, separation costs and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses. 21 © 2016 Citrix

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Continued)

(Unaudited)

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this presentation reconciled to the most directly comparable GAAP financial measures.

	Twelve Months Ended December 31, 2011
GAAP operating margin	18.9%
Add: stock-based compensation	4.2%
Add: amortization of product related intangible assets	2.5%
Add: amortization of other intangible assets	0.7%
Non-GAAP operating margin	26.3%

	Twelve Months Ended December 31, 2012
GAAP operating margin	15.1%
Add: stock-based compensation	5.8%
Add: amortization of product related intangible assets	3.1%
Add: amortization of other intangible assets	1.3%
Non-GAAP operating margin	25.3%

	Twelve Months Ended December 31, 2013
GAAP operating margin	13.1%
Add: stock-based compensation	6.3%
Add: amortization of product related intangible assets	3.3%
Add: amortization of other intangible assets	1.4%
Non-GAAP operating margin	24.1%

	Twelve Months Ended December 31, 2014
GAAP operating margin	9.6%
Add: stock-based compensation	5.4%
Add: amortization of product related intangible assets	4.7%
Add: amortization of other intangible assets	1.5%
Add: restructuring charges	0.6%
Add: charge related to a previously disclosed patent lawsuit	0.6%
Non-GAAP operating margin	22.4%

22 © 2016 Citrix

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Continued) (Unaudited) CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share, gross margin and operating margin data—unaudited) The following tables show the non-GAAP financial measures used in this presentation reconciled to the most directly comparable GAAP financial measures. GAAP operating margin Add: stock-based compensation Add: amortization of product related intangible assets Add: amortization of other intangible assets Add: separation costs Add: restructuring charges Non-GAAP operating margin Twelve Months Ended December 31, 2015 10.7% 4.4 4.0 3.3 0.2 3.1 25.7% GAAP operating margin Add: stock-based compensation Add: amortization of intangible assets Add: restructuring charges Non-GAAP operating margin Forward Looking Guidance As of November 17, 2015 Twelve Months Ended December 31, 2016 16.6% 5.6 3.3 2.5 28.0% 23 © 2016 Citrix

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Continued)

(Unaudited)

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this presentation reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014
GAAP operating margin	7.8%	7.7%
Add: stock-based compensation	4.8	5.7
Add: amortization of product related intangible assets	2.5	3.1
Add: amortization of other intangible assets	9.5	1.3
Add: restructuring charges	1.7	0.4
Add: charge related to a patent lawsuit	-	2.7
Non-GAAP operating margin	26.3 %	20.9%

	Three Months Ended December 31, 2015
GAAP operating margin	12.4%
Add: stock-based compensation	4.9
Add: amortization of product related intangible assets	8.1
Add: amortization of other intangible assets	1.3
Add: separation costs	0.7
Add: restructuring charges	4.2
Non-GAAP operating margin	31.6%

	Three Months Ended March 31, 2014
GAAP operating margin	9.6%
Add: stock-based compensation	5.4
Add: amortization of product related intangible assets	3.2
Add: amortization of other intangible assets	1.7
Add: restructuring charges	1.3
Non-GAAP operating margin	21.2%

	Three Months Ended March 31, 2016
GAAP operating margin	13.4%
Add: stock-based compensation	5.1
Add: amortization of product related intangible assets	1.8
Add: amortization of other intangible assets	0.9
Add: separation costs	1.8
Add: restructuring charges	5.6
Non-GAAP operating margin	28.6%

24
© 2016 Citrix

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Continued)

(Unaudited)

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this presentation reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014
GAAP earnings per share – diluted	$0.84	$0.58
Add: stock-based compensation	0.28	0.25
Add: amortization of product related intangible assets	0.47	0.27
Add: amortization of other intangible assets	0.07	0.08
Add: amortization of debt discount	0.05	0.05
Add: separation costs	0.04	-
Add: restructuring charges	0.24	0.02
Less: tax effects related to above items	(0.33)	(0.15)
Non-GAAP earnings per share – diluted	$1.66	$1.10

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
GAAP earnings per share – diluted	$0.54	$0.18
Add: stock-based compensation	0.27	0.21
Add: amortization of product related intangible assets	0.10	0.12
Add: amortization of other intangible assets	0.05	0.06
Add: amortization of debt discount	0.05	0.05
Add: separation costs	0.09	-
Add: restructuring charges	0.30	0.21
Add: benefit related to a patent lawsuit	-	(0.01)
Less: tax effects related to above items	(0.22)	(0.17)
Non-GAAP earnings per share – diluted	$1.18	$0.65

	Three Months Ended September 30, 2015
GAAP earnings per share – diluted	$0.35
Add: stock-based compensation	0.24
Add: amortization of product related intangible assets	0.12
Add: amortization of other intangible assets	0.48
Add: amortization of debt discount	0.05
Add: restructuring charges	0.08
Add: charge related to a patent lawsuit	-
Less: tax effects related to above items	(0.28)
Non-GAAP earnings per share – diluted	$1.04

25
© 2016 Citrix

CITRIX

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Continued) (Unaudited) CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share, gross margin and operating margin data—unaudited) The following tables show the non-GAAP financial measures used in this presentation reconciled to the most directly comparable GAAP financial measures. Forward Looking Guidance As of November 17, 2015 GAAP earnings per share – diluted Add: adjustments to exclude the effects of expenses related to stock-based compensation Add: adjustments to exclude the effects of amortization of intangible assets Add: adjustments to exclude the effects of amortization of debt discount Add: adjustments to exclude the effects of restructuring charges Less: tax effects related to above items Non-GAAP earnings per share – diluted Twelve Months Ended December 31, 2016 $2.64 to $2.82 1.16 0.70 0.21 0.53 (0.74) to (1.02) $4.40 to $4.50 As of April 20, 2016 GAAP earnings per share—diluted Add: adjustments to exclude the effects of amortization of intangible assets Add: adjustments to exclude the effects of expenses related to stock-based compensation Add: adjustments to exclude the effects of amortization of debt discount Add: adjustments to exclude the effects of separation costs Add: adjustments to exclude the effects of restructuring charges Less: tax effects related to above items Non-GAAP earnings per share—diluted For the Three Months Ended June 30, 2016 $0.61 to $0.66 0.15 0.31 0.05 0.12 0.05 (0.14) to (0.22) $1.12 to $1.15 For the Twelve Months Ended December 31, 2016 $2.75 to $2.90 0.57 1.25 0.21 0.53 0.34 (0.65) to (0.90) $4.90 to $5.00 26 © 2016 Citrix

27 © 2016 Citrix